Exhibit 5.7

October 20, 2017	Norton Rose Fulbright US LLP 300 Convent Street, Suite 2100 San Antonio, Texas 78205-3792 United States Tel +1 210 224 5575 Fax +1 210 270 7205 nortonrosefulbright.com

The GEO Group, Inc.

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, Florida 33487

Re:	Form S-3 Registration Statement of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as special counsel to CiviGenics-Texas, Inc., a Texas corporation (the “Company”) in connection with that certain registration statement on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”) by The GEO Group, Inc. (“Parent”), the Company and certain other subsidiaries of the Parent (collectively, the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the offering from time to time, pursuant to Rule 415 under the Act, of (i) common stock, par value $0.01 per share, of the Parent (the “Common Stock”), (ii) preferred stock, par value $0.01 per share, of the Parent (the “Preferred Stock”), (iii) the debt securities of the Parent which may be senior or subordinated (the “Debt Securities”), (iv) guarantees of the Debt Securities by one or more of the Subsidiary Guarantors, including the Company (the “Guarantees”), (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Guarantees, or any combination thereof (the “Warrants”), and (vi) units consisting of one or more of the Common Stock, Preferred Stock, Debt Securities, Guarantees, or Warrants, or any combination thereof (the “Units”) (collectively, the Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants and Units are referred to as the “Securities”). The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined and relied upon originals or copies, certified or otherwise identified to us to our satisfaction, of the following:

(a) the Registration Statement and the Prospectus;

(b) the form of indenture for senior Debt Securities and the form of indenture for subordinated Debt Securities;

(c) the Articles of Incorporation of the Company, dated March 25, 1998, certified by the Company as of October 20, 2017 to be presently in effect (the “Articles of Incorporation”);

Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas.                                23760721.5

Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP and Norton Rose Fulbright South Africa Inc are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are available at nortonrosefulbright.com.

October 20, 2017 Page 2

(d) the By-Laws of the Company, dated December 27, 2006 (the “By-Laws”), certified by the Company as of October 20, 2017 to be presently in effect;

(e) certain resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and related matters certified by the Company as of October 20, 2017;

(f) the Certificate of Fact, dated as of October 11, 2017, from the Secretary of State of the State of Texas (the “Certificate of Fact”) and the Franchise Tax Account Status, dated as of October 11, 2017, from the Texas Comptroller (the “Franchise Tax Account Status” and together with the Certificate of Fact, collectively, the “Texas Certificates”) relating to the Company; and

(g) such other documents and corporate records (collectively, the “Other Documents”) and questions of law as we deemed necessary for the purposes of this opinion letter.

We have also examined such certificates of public officials, corporate officers of the Company and other persons as we have deemed relevant and appropriate as a basis for the opinions expressed herein, and we have made no effort to independently verify the facts set forth in those certificates. Further, in making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of each natural person signatory to any of the documents reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. In rendering the opinions expressed herein, we have relied (without independent investigation or verification) with respect to matters of fact, on certificates of officers of the Company and on information obtained from public officials and from officers, employees and representatives of the Company. To the extent that any of the Other Documents is governed by the laws of any jurisdiction other than the federal laws of the United States or the laws of the State of Texas, any opinion rendered herein relating to those Other Documents is based solely on the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those Other Documents.

In rendering the opinions expressed herein, we have also assumed that:

(a) the Articles of Incorporation and By-Laws of the Company and the constituent instruments of the Company will not have been amended in any manner that would affect any of the opinions set forth herein;

(b) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(c) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Debt Securities and any Guarantees by the Company offered thereby;

October 20, 2017 Page 3

(d) all Debt Securities and any Guarantees by the Company will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; and

(e) the applicable indenture and supplemental indenture, if any, pursuant to which the Debt Securities and any Guarantees by the Company will be issued, will be duly authorized, executed, and delivered by the parties thereto.

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and exceptions stated herein, we advise you that, in our opinion:

1.	Based solely on the Texas Certificates, the Company is validly existing and in good standing under the laws of the State of Texas.

2.	With respect to any Guarantees issued by the Company, when (i) the issuance and terms of any Guarantees by the Company and the terms of the offering thereof have been (1) duly established in conformity with the applicable indenture or any supplemental indenture thereto, so as not to violate applicable law, or rule or regulation thereunder applicable to the Company, affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any governmental body having jurisdiction over the Company and (2) duly authorized by proper action of the Board of Directors of the Company in accordance with the Articles of Incorporation and the By-Laws, and (ii) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with the applicable indenture and any supplemental indenture thereto and any applicable underwriting agreement and issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, (A) the Company will have the corporate power and authority to execute, deliver and perform its obligations under the Guarantees, (B) the Company will have taken the required steps to authorize the execution and delivery of the Guarantees under the laws of the State of Texas, and (C) such Guarantees will be the binding obligations of the Company, except as enforcement thereof may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights or the relief of debtors generally and subject to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

The opinions expressed herein are limited exclusively to the laws of the State of Texas, the Texas Business Organizations Code and the federal laws of the United States of America in effect as of the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We express no opinion in this letter as to the applicability or effect of (i) any state securities laws, rules or regulations or (ii) the anti-fraud provisions of the U.S. federal securities laws.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

October 20, 2017 Page 4

We are not expressing any opinion or making any representations in any manner whatsoever as to the assets, liabilities, net worth, earnings, creditworthiness or other financial condition of the Company or the Parent.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the indenture, subordinated indenture or any supplemental indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers be in writing; or (iii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Akerman LLP may rely upon this opinion letter in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

Very truly yours,

/s/ Norton Rose Fulbright US LLP

Norton Rose Fulbright US LLP

GHM